QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent engineering consultants, Ryder Scott Company, LP hereby consents to the use and incorporation by reference of our report entitled "Southwest Royalties, Inc., Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Parameters, as of December 31, 2012" dated January 11, 2013 and data extracted therefrom (and all references to our Firm), included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2012 filed by Clayton Williams Energy, Inc. and subsidiaries, included in or made a part of this Registration Statement on Form S-4 and the related Prospectus to be filed on or about January 24, 2014. We also consent to the reference to our firm under the heading "Experts" into the Registration Statement on Form S-4.

Very truly yours,
/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

January 24, 2014
Denver, CO

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS